                                                                     Exhibit 1.1










                                  $300,000,000

                           THE PHOENIX COMPANIES, INC.


                 ____% QUARTERLY INTEREST BONDS DUE 2031 (QUIBS*)







                                     FORM OF

                             UNDERWRITING AGREEMENT

                                                              December [ ], 2001











------------------
     *QUIBS is a service mark of Morgan Stanley Dean Witter & Co.

                                                                     Exhibit 1.1

                                                              December ___, 2001

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Dear Sirs and Mesdames:


                  The Phoenix Companies, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in
Schedule I hereto (each individually an "UNDERWRITER" and collectively, the "UNDERWRITERS") for whom you are acting as Representatives (the "REPRESENTATIVES"), $300,000,000 principal amount of its [ ]% Quarterly Interest Bonds Due 2031 (the "SECURITIES") to be issued pursuant to the provisions of an Indenture dated as of December [ ], 2001 (the "INDENTURE") between the Company and SunTrust Bank, as Trustee (the "TRUSTEE").


                  The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement (File No. 333-73896), including a prospectus, relating to the Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT;" the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register an additional principal amount of Securities pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

                  (b) (i) The Registration Statement, when it became effective, did not contain and, as hereafter amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as hereafter amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and (iii) the Prospectus does not contain and, as hereafter amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
         Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter through you furnished to the Company in writing by such Underwriter through you expressly for use therein or
         (B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the Trustee.

                  (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (collectively, the "PHOENIX ENTERPRISE"). The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid and non-assessable.

                  (d) Each subsidiary of the Company listed on Annex A hereto (each a "SIGNIFICANT SUBSIDIARY" and collectively, the "SIGNIFICANT SUBSIDIARIES") has been duly incorporated or organized, as the case may be, is validly existing as a corporation, stock life insurance company or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each Significant Subsidiary has the power, corporate and other, and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Phoenix Enterprise; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company in the percentages set forth on Annex A hereto, free and clear of all liens, encumbrances, equitable claims or other adverse claims.

                  (e) The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement and the Prospectus.

                  (f) The statutory financial statements of the Company's subsidiaries that are insurance companies (the "INSURANCE SUBSIDIARIES"), from which certain ratios and other statistical data filed as part of the Registration Statement have been derived have for each relevant period been prepared in conformity with statutory accounting practices required or permitted by the National Association of Insurance Commissioners and by the insurance laws of their respective states of domicile, and the rules and regulations promulgated thereunder, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto.

                  (g) This Agreement has been duly authorized, executed and delivered by the Company.

                  (h) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and when executed and delivered by the Company and authenticated by the Trustee will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally; and
         (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity of at law).

                  (i) The Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally; and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity of at law).

                  (j) The Indenture and the Securities conform in all material respects to the descriptions thereof contained in the Prospectus.

                  (k) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise described in the Registration Statement or the Prospectus,
         (i) the Company and the Significant Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business;
         (ii) each of the Company and the Significant Subsidiaries has not purchased any of its outstanding capital stock, other than in accordance with the Company's share repurchase plan announced on September 17, 2001, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in (A) the short-term debt or long-term debt of the Company and the Significant Subsidiaries considered as a whole or (B) the capital stock of the Company and the Significant Subsidiaries.

                  (l) The Company and its subsidiaries have good and valid title in fee simple to all real property and good and valid title to all personal property owned by them which is material to, and used in the conduct of, the business of the Phoenix Enterprise, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Prospectus, (ii) leases entered into in the ordinary course of business or (iii) such as do not materially affect the value of such property and do not materially interfere with the use made and currently proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings that are material to the business of the Phoenix Enterprise held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

                  (m) The Company and its subsidiaries own or possess, or have the ability to acquire, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or have the ability to acquire such patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names would not, singly or in the aggregate, have a material adverse effect on the Phoenix Enterprise, and none of the Company nor its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Phoenix Enterprise.

                  (n) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent.

                  (o) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (p) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of the Significant Subsidiaries that is material to the Phoenix Enterprise or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Significant Subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as have been obtained under the Federal securities laws or state insurance laws or may be required by the securities or Blue

         Sky laws of the various States or any foreign jurisdictions in connection with the offer and sale of the Securities.

                  (q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Phoenix Enterprise from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

                  (r) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                  (s) The prospectus and any prospectus filed as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

                  (t) None of the Company or any of its subsidiaries is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

                  (u) Each subsidiary of the Company which is engaged in the business of acting as a broker-dealer or an investment advisor (respectively, a "BROKER-DEALER SUBSIDIARY" and "INVESTMENT ADVISOR SUBSIDIARY") is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a material adverse effect on the Phoenix Enterprise; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions, as would not have, individually or in the aggregate, a material adverse effect on the Phoenix Enterprise; except as otherwise provided in the Prospectus, none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (i) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such additional approvals or cease or otherwise limit engaging in certain business; and
         (ii) the failure to have such approvals or limiting such business would have a material adverse effect on the Phoenix Enterprise; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a material adverse effect on the Phoenix Enterprise.

                  (v) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Phoenix Enterprise.

                  (w) Other than with respect to the Company's Directors Stock Plan, the Company's Stock Incentive Plan and any tax-qualified defined contribution pension or savings plans, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

                  (x) The Company and its subsidiaries have complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

                  (y) Each of the Company and its subsidiaries has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the "CONSENTS") of and from, and has made all filings and declarations (collectively, the "FILINGS") with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have such Consents or to make such Filings would not, individually or in the aggregate, have a material adverse effect on the Phoenix Enterprise; all such Consents and Filings are in full force and effect, the Company and its subsidiaries are in compliance with such Consents and neither the Company nor any of its subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company or any of its subsidiaries, except as set forth in the Prospectus or any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation which would not, singly or in the aggregate, have a material adverse effect on the Phoenix Enterprise; to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by Phoenix Life Insurance Company or any other Insurance Subsidiary to its parent which would have individually or in the aggregate, a material adverse effect on the Phoenix Enterprise; and each of the Company and each subsidiary thereof that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not have a material adverse effect on the Phoenix Enterprise.

                  (z) The Securities have been approved for listing on the New York Stock Exchange, Inc. (the "EXCHANGE"), subject to notice of issuance, and, at the Closing Date (as defined in Section 4 hereof) hereunder, the Securities issued at or prior to the time of delivery on such Closing Date will be listed thereon.

                  2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth in Schedule I hereto opposite its name at [ ]% of the principal amount thereof (the "PURCHASE PRICE") plus accrued interest, if any, from December [ ], 2001 to the date of payment and delivery.

                  3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public initially at 100% of their principal amount (the "PUBLIC OFFERING PRICE") plus accrued interest, if any, from December [ ], 2001 to the date of payment and delivery and to certain dealers selected by you at a price that represents a concession not in excess of [ ]% of their principal amount under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of [ ]% of their principal amount, to any Underwriter or to certain other dealers.

                  4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City, at the following account: Chase Manhattan Bank, New York, New York, ABA 021000021, Account: The Phoenix Companies, Inc., Account No.: 323897266; against delivery of the Securities through the facilities of the Depository Trust Company for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on December [ ], 2001 or at such other time on the same or such other date, not later than December [ ], 2001 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

                  5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Securities to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Securities on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

                  The several obligations of the Underwriters are subject to the following further conditions:

                  (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                           (i) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                           (ii) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Phoenix Enterprise from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse to the Phoenix Enterprise and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

                  (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) hereof and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date.

                  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (c) The Underwriters shall have received on the Closing Date an opinion of Debevoise & Plimpton, outside counsel for the Company, dated the Closing Date, to the effect that:

                           (i) the Company is validly existing as a corporation
                  in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus;

                           (ii) the Indenture and the Securities conform as to
                  legal matters to the descriptions thereof contained in the Prospectus;

                           (iii) the Indenture has been duly qualified under the
                  Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency or similar laws affecting creditors' rights generally; and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity of at law);

                           (iv) the Securities to be issued and sold by the
                  Company to the Underwriters hereunder have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency or similar laws affecting creditors' rights generally; and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity of at law);

                           (v) this Agreement has been duly authorized, executed
                  and delivered by the Company;

                           (vi) the execution and delivery by the Company of,
                  and the performance by the Company of its obligations under, this Agreement, the

                  Securities and the Indenture will not contravene any provision of New York or Federal law or of the General Corporation Law of the State of Delaware or the Amended and Restated Certificate of Incorporation or by-laws of the Company or, to such counsel's knowledge, (A) any agreement or other instrument filed as an exhibit to the Registration Statement or (B) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any United States, Delaware (but only to the extent such would be required by the General Corporation Law of the State of Delaware) or New York governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Securities and the Indenture, except such as have been obtained under the Securities Act, the Securities Exchange Act, as amended (the "Exchange Act") and the Trust Indenture Act and such as may be required by the securities, insurance or Blue Sky laws of the various States or any foreign jurisdiction in connection with the offer and sale of the Securities by the Underwriters, except that such counsel need not express an opinion as to the accuracy or completeness of the statements contained in the Registration Statement or Prospectus;

                           (vii) the statements (A) in the Prospectus under the
                  captions "Regulation," "Description of the Senior Notes" and "Underwriters" (with respect solely to the description of this Agreement contained therein); and (B) in the Registration Statement in Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters or documents and proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein;

                           (viii) the Company is not and, after giving effect to
                  the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an "investment company" as such term is defined in the Investment Company Act;

                           (ix) the Registration Statement and Prospectus
                  (except for financial statements and notes thereto and schedules and other financial and statistical data and supporting schedules included therein or omitted therefrom, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; and

                           (x) the Securities have been approved for listing on
                  the Exchange, subject to notice of issuance, and, at the Closing Date, the

                  Securities issued at or prior to the time of delivery on such Closing Date will be listed thereon.

                  Such counsel shall also state that, although it has not itself checked the accuracy and completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in paragraph (vii) above, in the course of its review and discussion of the contents of the Registration Statement and the Prospectus with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to its attention which cause such counsel to believe that the Registration Statement (other than the financial statements and notes thereto, other financial and statistical data and supporting schedules contained therein or omitted therefrom, as to which such counsel need express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (other than the financial statements and notes thereto, other financial and statistical data and supporting schedules contained therein or omitted therefrom, as to which such counsel need express no belief), as of its date and as of the date of such counsel's opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The Underwriters shall have received on the Closing Date an opinion of Tracy L. Rich, Senior Vice President and General Counsel of the Company, dated the Closing Date, to the effect that:

                           (i) each of the Company and each Significant
                  Subsidiary is validly existing as a corporation, life insurance company or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, or organization, as the case may be, except to the extent that the failure to be so incorporated, organized or existing or in good standing would not, singly or in the aggregate, have a material adverse effect on the Phoenix Enterprise;

                           (ii) each of the Company and each Significant
                  Subsidiary has the power, corporate and other, and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Phoenix Enterprise;

                           (iii) the Company has an authorized capitalization as
                  set forth in the Prospectus under the caption
                  "Capitalization," and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

                           (iv) all of the issued shares of capital stock of
                  each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, with respect to the issued shares of capital stock of each Significant Subsidiary, are owned directly or indirectly by the Company, in the percentages set forth on Annex A hereto, free and clear of all liens, encumbrances, equitable claims or other adverse claims;

                           (v) the Company and its subsidiaries (A) are in
                  compliance with any and all applicable Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in the case of clause (A), (B) and (C) where such noncompliance would not, singly or in the aggregate, have a material adverse effect on the Phoenix Enterprise;

                           (vi) each of the Company and its subsidiaries has all
                  necessary Consents of and from, and has made all Filings with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have such Consents or to make such Filings would not, individually or in the aggregate, have a material adverse effect on the Phoenix Enterprise; all such Consents and Filings are in full force and effect, the Company and its subsidiaries are in compliance with such Consents and neither the Company nor any of its subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company or any of its subsidiaries, except as set forth in the Prospectus or any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation which would not, singly or in the aggregate, have a material adverse effect on the Phoenix Enterprise; to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by Phoenix Life Insurance Company or any other Insurance Subsidiary to its parent which would have individually or in the aggregate, a material adverse effect on the Phoenix Enterprise; and each of the Company and each subsidiary thereof that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not have a material adverse effect on the Phoenix Enterprise;

                           (vii) the statements in the Prospectus under the
                  caption "Business - Legal Proceedings" fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize in all material respects the matters referred to therein;

                           (viii) after due inquiry, such counsel does not know
                  of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (ix) this Agreement has been duly authorized,
                  executed and delivered by the Company; and

                           (x) the execution and delivery by the Company of, and
                  the performance by the Company of its obligations under, this Agreement, the Securities and the Indenture will not violate any provision of New York law or the Amended and Restated Certificate of Incorporation or by-laws of the Company, except that such counsel need not express an opinion as to the accuracy or completeness of the statements contained in the Registration Statement or Prospectus.

                  Such counsel shall also state that, although it has not itself checked the accuracy and completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in paragraph (vii) above, in the course of its review and discussion of the contents of the Registration Statement and the Prospectus with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to its attention which cause such counsel to believe that the Registration Statement (other than the financial statements and notes thereto, other financial and statistical data and supporting schedules contained therein or omitted therefrom, as to which such counsel need express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the

Prospectus (other than the financial statements and notes thereto, other financial and statistical data and supporting schedules contained therein or omitted therefrom, as to which such counsel need express no belief), as of its date and as of the date of such counsel's opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (e) The Underwriters shall have received on the Closing Date an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 5(c)(iv) hereof, 5(c)(vii) hereof (but only as to the statements in the Prospectus under "Description of Senior Notes" and "Underwriters"), 5(c)(ix) hereof and the final paragraph of Section 5(c) hereof.

                  With respect to (i) the final paragraph of Section 5(c) hereof, Debevoise and Plimpton and LeBoeuf, Lamb, Greene & MacRae, L.L.P.; and
(ii) the final paragraph of Section 5(d) hereof, Tracy L. Rich, each may state that its or his belief is based upon its or his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but without independent check or verification, except as specified.

                  The opinions described in Section 5(c) and 5(d) hereof shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (f) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided, that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof. The letter shall also state that the information set forth under the captions "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Ratio of Earnings to Fixed Charges," "Capitalization," "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business" which is expressed in dollars (or percentages derived from such dollar amounts) and has been obtained from accounting records which are subject to controls over financial reporting or which has been derived directly from such accounting records by analysis or computation, is in agreement with such records or computations made therefrom.

         6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

                  (a) to furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) hereof, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request;

                  (b) before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule;

                  (c) if, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law;

                  (d) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;

                  (e) to make generally available to the Company's security holders and to you as soon as practicable but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c)) an earning statement covering the twelve-month period ending June 30, 2002 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission;

                  (f) during the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Securities (other than (i) the Securities; and (ii) commercial paper issued in the ordinary course of business), without the prior written consent of Morgan Stanley;

                  (g) to use the net proceeds received by it from the sale of the Securities as contemplated in this Agreement in the manner specified in the Prospectus, as amended or supplemented, under the caption "Use of Proceeds;" and

                  (h) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of one or more global certificates representing the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of one or more global certificates representing the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with any such Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Securities and all costs and expenses incident to listing the Securities on the Exchange,
         (vi) the cost of printing certificates representing the Securities,
         (vii) the costs and charges of any
         transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and, with the prior approval of the Company, the cost of any aircraft chartered in connection with the road show, (ix) all document production charges of counsel to the Underwriters incurred in connection with the preparation of the Indenture; (x) the fees and disbursements of the Trustee and its counsel, (xi) any fees charged by rating agencies for the rating of the Securities, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this
         Section 6, Section 7 hereof entitled "Indemnity and Contribution," and the last paragraph of Section 9 hereof, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

                  7. Indemnity and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; and provided, further, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(a) hereof.

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors and officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 7(a) or 7(b) hereof, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing (it being understood that failure to promptly notify the indemnifying party shall relieve such indemnifying party from liability hereunder to the extent that, in the reasonable judgment of such indemnified party, it is materially prejudiced by not having received such prompt notice) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley, in the case of parties indemnified pursuant to Section 7(a) hereof and by the Company, in the case of parties indemnified pursuant to Section 7(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request; and (ii) the indemnified party shall have given the indemnifying party at least 10 days' prior written notice of its intent to enter into such settlement, including a summary of the material terms thereof and such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in Section 7(a) or 7(b) hereof is (other than as a result of the provisions contained in Section 7(a)) unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

                  (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d) hereof. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
         (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company; and
         (iii) acceptance of and payment for any of the Securities.

                  8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the National Association of Securities Dealers, Inc., or minimum or maximum prices for trading shall have been fixed or maximum ranges for prices shall have been required, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking in the U.S. shall have occurred or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse; and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(iv) above, such event, singly or together with any other such event, makes it, in your judgment impracticable to market, sell or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

                  9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

                  If, on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that, the principal amounts of Securities set forth opposite their respective names in Schedule I bears to the sum of the principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this
Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  11. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

                  12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                             Very truly yours,

                                             The Phoenix Companies, Inc.

                                             By:________________________
                                                  Name:
                                                  Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Acting severally on behalf of
themselves and the several
Underwriters named in
Schedule I hereto.

By: Morgan Stanley & Co. Incorporated

          By:________________________
               Name:
               Title:

                                                                                SCHEDULE I
                                                                                PRINCIPAL AMOUNT OF SECURITIES TO BE
                  UNDERWRITER                                                   PURCHASED
Morgan Stanley & Co. Incorporated .......................................................$[         ]

Merrill Lynch, Pierce, Fenner & Smith Incorporated ......................................$[         ]

A.G. Edwards & Sons, Inc. ...............................................................$[         ]

Bear, Stearns & Co. Inc. ................................................................$[         ]

Salomon Smith Barney Inc. ...............................................................$[         ]

UBS Warburg LLC .........................................................................$[         ]

Bank of America Securities LLC...........................................................$[         ]

Deutsche Bank Alex. Brown.................................................................$[        ]

Fleet Securities, Inc....................................................................$[         ]

Wachovia Securities......................................................................$[         ]

                                             Total ......................................$300,000,000
                                                                                          ============


                                                                         ANNEX A

SIGNIFICANT SUBSIDIARY                               COMPANY'S OWNERSHIP
                                                            INTEREST
Phoenix Life Insurance Company                                100%
Phoenix Investment Partners, Ltd.                             100%
Phoenix Equity Planning Corporation                           100%
PXP Securities Corporation                                    100%
W.S. Griffith & Co., Inc.                                     100%
PM Holdings, Inc.                                             100%
PHL Associates, Inc.                                          100%
Duff & Phelps Investment Management Co.                       100%
Seneca Capital Management, LLC                               68.4%
Roger Engemann & Associates, Inc.                             100%
Phoenix/Zweig Advisers LLC                                    100%
Walnut Asset Management LLC                                  75.0%
PFG Holdings, Inc.                                           66.7%
PFG Distribution Company                                     66.7%(100%
                                                             subsidiary of
                                                             PFG Holdings, Inc.)
Main Street Management Company                               80.0%

                                       1